"THE SECURITIES REPRESENTED BY THIS OPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

                                OPTION AGREEMENT


         THIS OPTION AGREEMENT (the "Agreement") is made as of April 11, 2000, by and between US LEC CORP., a Delaware corporation (the "Company"), and the Persons whose names are set forth on Schedule 1 attached hereto (individually, a "Purchaser" and collectively, the "Purchasers")

                              W I T N E S S E T H:

         WHEREAS, the Company and the Purchasers are parties to a Preferred Stock Purchase Agreement dated as of April 11, 2000 (the "Purchase Agreement");

         WHEREAS, pursuant to the terms and conditions of the Purchase Agreement, the Company has agreed to sell, and the Purchasers have agreed to purchase, an aggregate of 200,000 shares of the Company's Series A Convertible Preferred Stock which are convertible into shares of the Company's Class A Common Stock, par value $.01 per share (the "Common Stock"); and

         WHEREAS, the parties hereto now wish to provide for an option whereby the Purchasers shall have the right to purchase an aggregate of up to 100,000 shares of the Preferred Stock (as defined in Article I below), subject to the terms and conditions contained herein;

         NOW, THEREFORE, in consideration of the foregoing and the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Unless otherwise defined herein, capitalized terms used herein shall have the meaning given such terms below. Capitalized terms used herein and not defined shall have the meanings set forth in the Purchase Agreement.

         "ACQUISITION" means (i) the Company has consolidated with, or merged with or into, any other Person and, in connection with any such consolidation or merger, the holders of the Company's Common Stock and Class B Common Stock outstanding immediately prior to such transaction do not own, in the aggregate, at least 50% of the outstanding stock of the surviving entity in such transaction, or (ii) any Person has made a tender offer or exchange offer to acquire all of the Company's outstanding Common Stock and Class B Common Stock (each such offer, a "Tender Offer"), and, upon the consummation of the Tender Offer, the holders of the Company's Common Stock and Class B Common Stock outstanding immediately prior thereto do not own, in the aggregate at least 50% of the outstanding stock of the Person that made the Tender Offer.

         "ACQUISITION PROPOSAL" means a written proposal submitted to the Chairman, Chief Executive Officer, President or Chief Financial Officer of the Company (each, an "Executive Officer") that (i) proposes a transaction that would, if consummated, result in an Acquisition, (ii) values the Company at not less than 120% of the Company's market capitalization at the time it is submitted and (iii) the Executive Officers, after consultation among themselves, have determined the proposal is a bona fide one that the Company should or is required to discuss with the Person that submitted it or is then discussing the proposal with the Person that submitted it.

         "CLOSING" has the meaning assigned thereto in Section 2.2.

         "CLOSING DATE" has the meaning assigned thereto in Section 2.2.

         "COMPANY INDEMNIFIED PARTY" has the meaning assigned thereto in Section 8.1.

         "EXERCISE NOTICE" has the meaning assigned thereto in Section 2.1(a).

         "EXERCISE PERIOD" has the meaning assigned thereto in Section 2.1(c).

         "INVESTOR AGENTS" has the meaning assigned to such term in the Corporate Governance Agreement.

         "MARKET PRICE" of any security means the average (weighted by daily trading volume) of the closing prices of such security's sales on all securities exchanges on which such security may be listed at the time, or, if there has been no sales on any such exchange on any day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated or any similar successor organization, in each such case averaged over a period of 30 days consisting of the day as of which the "Market Price" is being determined and the 29 consecutive Business Days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Company and the Investor Agents. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Company and the Investor Agents. The determination of such appraiser shall be final and binding upon the parties, and the Company shall pay the fees and expenses of such appraiser.

         "OPTION" has the meaning set forth in Section 2.1(a).

         "OPTION PRICE" has the meaning assigned thereto in Section 2.1(a).

         "PREFERRED STOCK" means the Series B Convertible Preferred Stock of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

         "PREMIUM ACQUISITION" means the consummation of an Acquisition that was the subject of an Acquisition Proposal pursuant to which the holders of the Company's outstanding Common Stock and Class B Common Stock receive stock, cash or other consideration having a value on a per share basis at least equal to 110% of the Market Price of the Common Stock on the day the Company first received such Acquisition Proposal.

         "PURCHASER(S)" has the meaning assigned thereto in the Preamble and their successors and permitted assigns.

         "PURCHASER PREFERRED STOCK" means the Preferred Stock and the Series A Preferred Stock.

         "PURCHASER REGULATORY EVENT" means any event in which any Purchaser becomes subject to regulation as a "carrier," a "telephone company," a "common carrier," a "public utility," or otherwise under any applicable law or governmental regulation, federal, state, or local, as a result of the purchase of the Series A Preferred Stock pursuant to the Purchase Agreement, the purchase of the Preferred Stock pursuant to this Agreement and the execution and delivery of the Transaction Documents (as defined in the Purchase Agreement) by the parties thereto at the closing under the Purchase Agreement.

         "REQUISITE HOLDERS" has the meaning assigned thereto in Section 9.4.

         "SERIES A DESIGNATION" means the Certificate of Designation of the Company relating to the Series A Preferred Stock filed with the Secretary of State of Delaware as of the date hereof.

         "SERIES A PREFERRED STOCK" means the Series A Convertible Preferred Stock of the Company or any other capital stock of the Company into which such stock is reclassified or reconstituted.

         "SERIES B DESIGNATION" means the Certificate of Designation relating to the Preferred Stock attached as Exhibit A hereto.

         "SERIES C DESIGNATION" means the Certificate of Designation of the Company relating to the Series C Preferred Stock to be filed with the Secretary of State of the State of Delaware in such form as is permitted by the Purchase Agreement, as amended, supplemented or otherwise modified.

         "SERIES C PREFERRED STOCK" means the Series C Convertible Preferred Stock of the Company or any other capital stock of the Company into which such stock is reclassified or reconstituted.


                                   ARTICLE II

                          GRANT AND EXERCISE OF OPTION

         2.1.     GRANT AND EXERCISE OF OPTION; EXERCISE PERIOD.

         (a) The Company hereby grants to each Purchaser named on Schedule 1 hereto an option (the "Option") to purchase, subject to the terms hereof, that number of shares of Preferred Stock set forth opposite such Purchaser's name on
Schedule 1, at a price of $1,000 per share (the "Option Price"). In the event some or all of the Purchasers desire to exercise the Option, such Purchasers shall send to the Company a written notice (the "Exercise Notice" ) specifying
(i) the total number of shares of Preferred Stock each such Purchaser will purchase pursuant to such exercise and (ii) a date not earlier than five Business Days nor later than 20 Business Days (subject to extension to satisfy closing conditions hereunder) from the date of the Exercise Notice for the closing of such purchase pursuant to Section 2.2. Subject to the provisions of
Section 2.1(c), the Option may be exercised, in whole or in part, at any one time; provided that the Option may not be exercised in part unless the combined Option exercises pursuant to the Exercise Notice provide for the purchase of at least 25,000 shares of Preferred Stock.

         (b) Notwithstanding the provisions of Section 2.1(a), the Company shall not be obligated to issue and sell any Preferred Stock pursuant to an Exercise Notice if, within five Business Days of receipt of such notice, the Company delivers a certificate to the Investor Agents executed by an Executive Officer stating that, as of the date of receipt of the Exercise Notice, the Company had received an Acquisition Proposal and describing the material terms of such Acquisition Proposal (the "Proposal Notice") and provides the Investor Agents with sufficient documentation to enable them to determine whether the proposed transaction meets the criteria set forth in the definition of Acquisition Proposal. If the Company timely delivers a Proposal Notice to the Investor Agents, the Exercise Notice shall be deemed withdrawn without further action by the Company or the Purchasers that submitted the Exercise Notice. In the event
(i) the Company terminates discussions with respect to the Acquisition Proposal that was the subject of the Proposal Notice or (ii) the proposed transaction no longer meets the criteria set forth in the definition of Premium Acquisition, the Company shall promptly notify the Investor Agents of that fact in writing (the "Termination Notice"), in which event the Option may again be exercised, subject to the terms hereof, including the provisions of this Section 2.1(b) and
Section 2.1(c); provided, however, that in the event of an exercise of the Option following receipt by the Investor Agents of a Termination Notice pursuant to clause (ii), the Company shall not close such proposed transaction prior to the closing of the Option pursuant to Section 2.2. In the event the Company consummates an Acquisition described in an Acquisition Proposal that was the subject of a Proposal Notice, it shall promptly notify the Investor Agents of that fact in writing (the "Consummation Notice") and shall provide the Purchasers with such documentation as reasonably requested by the Purchasers to enable them to determine whether such Acquisition constitutes a Premium Acquisition.

         (c) The Option granted hereunder shall be exercisable in accordance with the terms hereof by delivery of an Exercise Notice at any time during the period beginning on the date of this Agreement and ending on April 11, 2001 (the "Exercise Period"); provided that if the exercise of the Option is deemed to be withdrawn by the delivery of a Proposal Notice by the Company pursuant to
Section 2.1(b) and either (i) the Investor Agents have received a Termination Notice with respect to such Proposal Notice or (ii) the Acquisition described in the Acquisition Proposal that was the subject of such Proposal Notice is consummated and such Acquisition is not a Premium Acquisition, the Option may be exercised by delivery of an Exercise Notice at any time until the later of the expiration of the Exercise Period or 30 days after the receipt by the Investors Agents of the Termination Notice or Consummation Notice with respect to such Acquisition, as applicable; and, provided, further, that if the exercise of the Option is deemed to be withdrawn by the delivery of a Proposal Notice pursuant to Section 2.1(b) and the Acquisition described in the Acquisition Proposal that was the subject of such Proposal Notice is consummated and such Acquisition is a Premium Acquisition, the Option, and the right of any Purchaser to exercise the Option, shall automatically terminate.

         2.2 CLOSING. The issuance and purchase of the Preferred Stock upon the exercise of the Option shall take place at the Closing (the "Closing") to be held at the offices of Moore & Van Allen, PLLC, Charlotte, North Carolina, at 10:00 a.m., on the date specified in the Exercise Notice, or at such other time and place as the Company and the Purchasers exercising the Option may agree in writing (the "Closing Date"). At the Closing, the Company shall deliver to the Purchasers certificates representing the number of shares of the Preferred Stock specified in the Exercise Notice against delivery to the Company by the Purchasers of the Option Price therefor by wire transfer of immediately available funds.


                                   ARTICLE III

             CONDITIONS TO THE OBLIGATION OF THE PURCHASERS TO CLOSE

         The obligation of each Purchaser to purchase the number of shares of Preferred Stock set forth in the Exercise Notice at the Closing, to pay the Option Price therefor at the Closing and to perform any other obligations hereunder shall be subject to the reasonable satisfaction as determined by each Purchaser of the following conditions on or before the Closing Date:

         3.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 5 hereof shall be true and correct (a) when made and (b) on and as of the Closing Date as if made on and as of such date except for such changes to Schedules 5.9 and 5.10 as are permitted by the terms of the Transaction Documents and set forth on revised Schedules 5.9 and 5.10 provided to the Purchasers at the Closing.

         3.2 COMPLIANCE WITH THIS AGREEMENT. The Company shall have performed and complied in all material respects with all of the agreements, obligations, covenants and conditions set forth in this Agreement that are required to be performed or complied with by the Company on or before the Closing Date.

         3.3 OFFICER'S CERTIFICATE. Each Purchaser shall have received a certificate dated as of the Closing Date from the chief executive officer and chief financial officer of the Company, substantially in the form of Exhibit B, to the effect that (a) all representations and warranties of the Company contained in this Agreement are true and correct, (b) the Company is not in violation in any material respect of any of the covenants contained in this Agreement or any other Transaction Document, and (c) all conditions precedent to the Closing to be performed by the Company have been duly performed in all material respects.

         3.4 SECRETARY'S CERTIFICATE, GOOD STANDING CERTIFICATES. Each Purchaser shall have received a certificate from the Company dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, substantially in the form of Exhibit C, certifying (a) that the attached copies of the Certificate of Incorporation, Bylaws or other applicable governance documents and resolutions of the Board of Directors of the Company (i) authorizing the issuance of the Preferred Stock pursuant to this Agreement and the issuance of any Common Stock upon conversion thereof and (ii) approving this Agreement and the transactions contemplated hereby to which it is a party, are all true, complete and correct and remain unamended and in full force and effect, and (b) as to the incumbency and specimen signature of each officer of the Company executing any document delivered in connection with this Agreement on behalf of the Company.

         3.5 PAYMENT OF FEES. There shall have been paid by the Company (a) to Bain Capital Partners VI, L.P., a funding fee equal to 1% of the amount funded by Bain Capital CLEC Investors, L.L.C. at the Closing, (b) to Thomas H. Lee Equity Advisors IV, L.P. a funding fee equal to 1% of the amount funded by all Purchasers other than Bain Capital CLEC Investors, L.L.C. at the Closing and (c) to each Purchaser all legal fees and expenses required to be paid or reimbursed to such Purchaser by the Company pursuant to Section 9.11 of the Purchase Agreement. In addition, the Company shall have paid in full all fees due to First Union Securities, Inc. in connection with the transactions contemplated by this Agreement as of the Closing.

         3.6 PURCHASE PERMITTED BY APPLICABLE LAWS. The acquisition of and payment for the Preferred Stock to be acquired by each Purchaser at the Closing and the consummation of the transactions contemplated hereby at the Closing (a) shall not be prohibited by any Requirement of Law, and (b) shall not subject any Purchaser to any penalty or, in its reasonable judgment, other adverse condition under or pursuant to any Requirement of Law.

         3.7 HSR CLEARANCE. Any required clearance under the Hart-Scott-Rodino Act to sell the Preferred Stock upon the terms of this Agreement shall have been obtained.

         3.8 SERIES B DESIGNATION. On or prior to the Closing, the Series B Designation for the number of shares of Preferred Stock to be delivered at the Closing, including shares of Preferred Stock issuable as preferential dividends with respect thereto, shall have been duly filed with the Secretary of State of the State of Delaware, all in accordance with the applicable provisions of the DGCL, and the Series B Designation shall constitute a legal and valid amendment of the Certificate of Incorporation and, as of the Closing, the Certificate of Incorporation shall not have been otherwise amended; provided, that if at any time from the date of this Agreement until the Closing Date the Company shall take any action that would have caused an adjustment in the $46.50 conversion price in Section 4.2 of the Series B Designation pursuant to Sections 4.3, 4.4,
4.5 or 4.6 thereof if the Series B Preferred Stock had been outstanding, the conversion price set forth in Section 4.2, at the time the Series B Designation is filed with the Secretary of State of the State of Delaware on the Closing Date, shall be the conversion price as so adjusted.

         3.9 PREFERRED STOCK CERTIFICATE. Each Purchaser shall have received from the Company a duly executed preferred stock certificate, substantially in the form of Exhibit D, dated the Closing Date representing the number of shares of Preferred Stock purchased by it at the Closing.

         3.10 REQUIRED CONTRACTUAL CONSENTS. The Company shall have received any consents required pursuant to the terms of any material Contractual Obligation in connection with the delivery of the Preferred Stock at the Closing.

         3.11 REQUIRED GOVERNMENTAL CONSENTS. The Company shall have received all Regulatory Authorizations and other Governmental Authority approvals or consents required in connection with the delivery of the Preferred Stock at the Closing.

         3.12 LISTING OF SHARES. The Company shall have filed with The Nasdaq Stock Market notice of the maximum number of shares of Common Stock potentially issuable pursuant to the terms of the Series B Designation as of the Closing Date other than any such shares as may be issuable upon an adjustment in the conversion price of the Preferred Stock after the Closing Date.

         3.13 OPINIONS OF COUNSEL. The Purchasers shall have received (a) from Moore & Van Allen, PLLC, special legal counsel for the Company, a favorable opinion as of the Closing Date, to the effect that: (i) the Company is duly organized as a corporation under the DGCL; (ii) the Company is validly existing and in good standing in the jurisdiction of its incorporation and has the requisite corporate power to own or lease and operate its property, and to carry on its business as currently conducted; (iii) the issuance of the Preferred Stock, including the issuance of Preferred Stock as preferential dividends pursuant to the Series B Designation, has been duly authorized by all corporate action required under the Company's Organizational Documents; (iv) the Series B Designation has been duly authorized by all corporate action required under the Company's Organizational Documents and filed with the Secretary of State of Delaware; (v) upon issuance at the Closing, the Preferred Stock will be validly issued, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive rights, and the issuance of the shares of Common Stock issuable upon conversion of the Preferred Stock has been duly authorized and such shares have been duly reserved for issuance, and upon issuance will be validly issued, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive rights; and (b) from Swidler Berlin Shereff Friedman, LLP, special regulatory counsel to the Company, a favorable opinion as of the Closing Date, to the effect that (i) no consents or approvals of the FCC or any PUC are required for the purchase of the Preferred Stock pursuant to this Agreement and (ii) the purchase of the Preferred Stock pursuant to this Agreement will not, in and of itself, subject the Purchasers to regulation as common carriers or telephone companies under the Communications Act (as defined in such opinion) in those states in which the Company and its Subsidiaries are certified to operate as of the Closing.

         3.14 REGULATORY EVENTS. No Regulatory Event or Purchaser Regulatory Event shall have occurred and be continuing or shall occur as a result of the purchase of the Preferred Stock at the Closing.


                                   ARTICLE IV

              CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE

         The obligations of the Company to issue and sell the Preferred Stock pursuant to the Exercise Notice at the Closing and to perform its other obligations hereunder at the Closing shall be subject to the satisfaction as determined by the Company of the following conditions on or before the Closing
Date:

         4.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of each of the Purchasers contained in Section 6 hereof shall be true and correct on and as of the Closing Date as if made on and as of such date.

         4.2 COMPLIANCE WITH THIS AGREEMENT. Each of the Purchasers shall have performed and complied in all material respects with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by each of the Purchasers on or before the Closing Date.

         4.3 ISSUANCE PERMITTED BY REQUIREMENTS OF LAWS. The issuance of the Preferred Stock to be issued by the Company pursuant to the Exercise Notice at the Closing and the consummation of the transactions contemplated hereby at the Closing (a) shall not be prohibited by any Requirement of Law and (b) shall not subject the Company to any penalty or, in its reasonable judgment, other onerous condition under or pursuant to any Requirement of Law.

         4.4 HSR CLEARANCE. Any required clearance under the Hart-Scott-Rodino Act to acquire the Preferred Stock pursuant to the Exercise Notice upon the terms of this Agreement shall have been obtained.

         4.5 OPINION OF COUNSEL. If the rights of any Purchaser to purchase Preferred Stock hereunder have been Transferred to a Permitted Transferee, such Permitted Transferee or Permitted Transferees shall have delivered to the Company an opinion dated the Closing Date from the Permitted Transferees' counsel, Ropes & Gray, in form and substance satisfactory to the Company and its counsel, to the effect that each such Permitted Transferee's performance of this Agreement was duly authorized by the requisite corporate, fiduciary, limited liability company or partnership action required under its Organizational Documents and applicable state laws.


                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Purchasers as follows:

         5.1 ORGANIZATION AND QUALIFICATION. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of its state of organization. Each of the Company and its Subsidiaries is duly qualified to do business and in good standing in each jurisdiction in which the failure to receive or retain such qualification would reasonably be expected to have a Material Adverse Effect. As to any such entity that is a limited liability company, each manager is duly organized, validly existing, in good standing under the laws of its state of organization, and duly qualified to do business and in good standing in each jurisdiction in which the failure to receive or retain such qualification would reasonably be expected to have a Material Adverse Effect.

         5.2 AUTHORITY AND AUTHORIZATION. Each of the Company and its Subsidiaries has all requisite corporate or limited liability company right, power, authority and legal right to carry on its business, to own or lease its properties and to execute and deliver and perform its obligations under this Agreement, and, in the case of the Company, to execute and deliver and to perform its obligations under this Agreement and consummate the transactions contemplated hereby. The Company's execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary corporate proceedings on the part of the Company. Upon issuance, the Preferred Stock, and any shares of such stock issuable as preferential dividends pursuant to the terms thereof, will be validly issued, fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive rights, and the shares of Common Stock issuable upon conversion of the Preferred Stock, and any shares of stock issuable as preferential dividends pursuant to the terms thereof, have been duly authorized and, as of the date here of, will be reserved for issuance, and upon issuance will be validly issued, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive rights.

         5.3 EXECUTION AND BINDING EFFECT. This Agreement has been duly and validly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights generally.

         5.4 GOVERNMENTAL AUTHORIZATIONS. Except as set forth on Schedule 5.4, no authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Governmental Authority is or will be necessary in connection with the execution and delivery of this Agreement, the consummation by the Company of the transactions herein contemplated, performance of or compliance by the Company with the terms and conditions hereof or the legality, validity and enforceability hereof.

         5.5 NO BROKERAGE FEES. Except for a fee payable to First Union Securities, Inc., no brokerage or other fee, commission or compensation is to be paid by the Company or any Subsidiary to any Person in connection with the transactions hereunder except as contemplated herein.

         5.6 INVESTMENT COMPANY; PUBLIC UTILITY HOLDING COMPANY. Neither the Company nor any of its Subsidiaries is an "investment company" or a "company controlled by an investment company" or an "affiliated person" or "promoter" or "principal underwriter" for, an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.7 SECURITIES ACT. Based upon the representations and warranties of each Purchaser in Section 6 of this Agreement, (i) the Preferred Stock to be issued pursuant to an Exercise Notice, any Preferred Stock to be issued as preferential dividends pursuant to the terms thereof and the Common Stock issuable upon conversion of such Preferred Stock and (ii) the issuance by the Company thereof, are not required to be registered under the Securities Act or under the securities or blue sky laws of any state or jurisdiction.

         5.8 ABSENCE OF CONFLICTS. The consummation by the Company of the transactions contemplated by this Agreement and the performance of or compliance with the terms and conditions hereof by the Company will not, directly or indirectly (and with or without notice or the passage of time or both), (a) violate any Requirements of Law applicable to the Company or its Subsidiaries;
(b) conflict with or result in a breach of or a default under the Organizational Documents of the Company or its Subsidiaries or any Contractual Obligation to which the Company or its Subsidiaries is a party or by which such entity or its properties are bound; (c) result in the creation or imposition of any Lien upon any property (now owned or hereafter required); or (d) violate or conflict with, or give any Governmental Authority the right to challenge the transactions contemplated by this Agreement or revoke, withdraw, suspend, cancel, terminate or modify, any Regulatory Authorization issued to or held by the Company or any Subsidiary (other than as set forth on Schedule 5.8).

         5.9 TRANSACTIONS WITH AFFILIATES. No Affiliate and no officer or director of either the Company or any its Subsidiaries or any individual related by blood, marriage, adoption or otherwise to any such Affiliate, officer or director, or any Person in which any such Affiliate, officer, director or individual related thereto owns any material beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or any of its Subsidiaries or has any material interest in any material property used by the Company or any of its Subsidiaries, except as set forth on Schedule 5.9.

         5.10 CAPITALIZATION. The authorized capital stock of the Company and its Subsidiaries and the issued and outstanding shares thereof are as described on Schedule 5.10. As of the Closing Date, all outstanding shares of capital stock of the Company and its Subsidiaries will be duly authorized and validly issued, fully paid, nonassessable and free and clear of any Lien created by the Company or any Subsidiary thereof (other than Liens under the Senior Loan Documents). Except as described in Schedule 5.10, no other class of capital stock or other ownership interests of the Company or its Subsidiaries are authorized or outstanding. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase, redeem or otherwise acquire its capital stock or any warrants, options or other rights to acquire its capital stock, except pursuant to the Series A Designation and, when filed with the Secretary of State of Delaware, the Series B Designation and Series C Designation. The Company does not have any outstanding securities convertible into capital stock of the Company (other than the Class B Common Stock and the Series A Preferred Stock); and except for shares of Common Stock reserved for issuance upon the exercise of outstanding warrants or in connection with the Company Stock Option Plan, the Company does not have any shares of capital stock reserved for issuance (other than shares of Common Stock reserved for issuance upon conversion of the Class B Common Stock, the Preferred Stock, Series A Preferred Stock and Series C Preferred Stock). Except as set forth on Schedule
5.10 and other than the Company's outstanding warrants and stock options and this Agreement, the Company does not have any commitment to authorize, issue or sell any of its capital stock or securities convertible into or exchangeable for any of its capital stock. Neither the Company nor any of its Subsidiaries is a party to any "phantom stock", employee stock option plan, other equity-based incentive plan or similar agreement, other than the Company Stock Option Plan.
Schedule 5.10 sets forth the number of shares of capital stock reserved for issuance upon the exercise of options granted or available to be granted under the Company Stock Option Plan. Schedule 5.10 also lists all of the Company's outstanding warrants to purchase capital stock. Except as set forth on Schedule 5.10, there are no preemptive or similar rights to purchase or otherwise acquire equity securities of, or interests in, the Company or any of its Subsidiaries pursuant to any Requirements of Law or Contractual Obligations applicable to the Company or any of its Subsidiaries. Other than as set forth in the Transaction Documents, there are no existing rights with respect to registration or sale or resale under the Securities Act or the securities or blue sky laws of any state or jurisdiction of any securities of the Company or any of its Subsidiaries. Subject to the provisions of Section 3.8, the shares of Preferred Stock to be issued to each Purchaser on the Closing Date, and any additional shares of Preferred Stock to be issued as preferential dividends pursuant to the terms thereof, will upon issuance to such Purchaser have the designation, preferences, qualifications, limitations, restrictions and such special and relevant rights as are set forth in the Series B Designation.

         5.11 COMMISSION FILINGS. Since April 23, 1998 (the date of the Company's initial public offering), the Company has filed with the Commission, on a timely basis, all registration statements, reports on Form 10-K, 10-Q and 8-K, proxy statements and information statements, and other documents that it was required to file under the Securities Act or the Exchange Act. As of the respective dates of such filings, none of the Company's filings with the Commission contained (and the Company's most recent Form 10-K does not contain) an untrue statement of a material fact or omitted (and the Company's most recent Form 10-K does not omit) to state any material fact necessary to make any statement of a material fact that it contained, in light of the circumstances in which made, not misleading; and when filed with the Commission, each of such filings with the Commission complied in all material respects with the applicable requirements of the Securities Act or Exchange Act, as applicable. The Company is eligible to file a registration statement on Form S-3 and has taken all actions which would be required to permit sales of its securities pursuant to Rule 144 under the Securities Act.

         5.12 LITIGATION. There is no pending or, to the Company's knowledge, threatened action, suit or proceeding that challenges the transactions contemplated by this Agreement or that would have the effect of preventing, delaying, making illegal or otherwise interfering with the transactions contemplated by this Agreement.

         5.13 NO DEFAULT. To the Company's knowledge, no event has occurred or circumstance exists that (with or without notice or the passage of time or both) would constitute or result in a violation or breach by the Company or any Subsidiary of any provisions of the Transaction Documents.


                                   ARTICLE VI

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser as to itself and not as to any other Purchaser hereby severally represents and warrants to the Company, as appropriate, as follows:

         6.1 AUTHORIZATION; NO CONTRAVENTION. Such Purchaser (unless an individual) is duly organized, validly existing and in good standing as a corporation, limited liability company or general or limited partnership under the laws of the state of its incorporation or formation. The execution, delivery and performance by such Purchaser of this Agreement (a) is within such Purchaser's power and authority and has been duly authorized by all necessary partnership, company or corporate action, (b) does not contravene the terms of such Purchaser's organizational documents or any amendment thereof and (c) will not violate, conflict with or result in any breach or contravention of any material Contractual Obligation of such Purchaser, or any material Requirement of Law directly relating to such Purchaser.

         6.2 BINDING EFFECT. This Agreement has been duly executed and delivered by such Purchaser, and this Agreement constitutes the legal, valid and binding obligation of such Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles relating to enforceability.

         6.3 ACCREDITED INVESTOR; PURCHASE FOR OWN ACCOUNT. Such Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act. The Preferred Stock to be issued pursuant to the terms of this Agreement, any Preferred Stock to be issued as preferential dividends pursuant to the terms thereof and the shares of Common Stock to be issued upon conversion of such Preferred Stock are being or will be acquired for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the Securities Act or the securities laws of any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of such Preferred Stock or any shares of Common Stock under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act. If such Purchaser should in the future decide to dispose of such Preferred Stock or any shares of Common Stock issued upon conversion of the Preferred Stock, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. Such Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing such Preferred Stock or any shares of Common Stock issued upon conversion of the Preferred Stock to the following effect:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

         The requirement to include the legend set forth above shall cease and terminate as to any particular shares of Preferred Stock or Common Stock (a) when, in the opinion of Ropes & Gray, or other counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act or (b) when such shares have been effectively registered under the Securities Act or transferred pursuant to Rule
144. Whenever (x) such requirement shall cease and terminate as to any such shares or (y) such shares shall be transferable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth above.

         Such Purchaser also agrees to the imprinting, so long as required by law, of a legend on certificates representing its shares of Preferred Stock:

         "THESE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING CERTAIN TRANSFER RESTRICTIONS, OF EACH OF THAT CERTAIN CORPORATE GOVERNANCE AGREEMENT, DATED AS OF APRIL 11, 2000, AMONG THE COMPANY AND CERTAIN OF THE COMPANY'S STOCKHOLDERS. A COPY OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST TO THE COMPANY MADE BY THE HOLDER OF THIS CERTIFICATE."

         6.4 GOVERNMENTAL AUTHORIZATIONS. Except for clearance under the Hart-Scott-Rodino Act, no notice to, consent of, or registration, filing or declaration with, any Governmental Authority is required in connection with such Purchaser's execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         6.5 NO BROKERS OR FINDERS. Except as disclosed on Schedule 6.5, no agent, broker, finder, or investment or commercial banker or other Person or firm engaged by or acting on behalf of such Purchaser in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated herein is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transaction.

         6.6 VOTING AND OTHER AGREEMENTS. Such Purchaser does not have any agreements, arrangements or understandings with any other Person (other than with other Purchasers who are Affiliates of such Purchaser) with regard to acquiring, holding, voting or disposing of the securities of the Company other than as set forth in the Transaction Documents to which such Purchaser is a party.


                                   ARTICLE VII

                                    COVENANTS

         7.1 HSR CLEARANCE. The Company and each of the Purchasers shall cooperate with and provide each other, respectively, with any information that each party reasonably requires and file such notices and responses as may be necessary to enable each party to obtain any required clearance under the Hart-Scott-Rodino Act in connection with the exercise of the Option. Each such Purchaser required to obtain such clearance agrees to use all reasonable best efforts to obtain such clearance as promptly as practicable on or prior to the Closing Date.

         7.2 RESERVATION OF SHARES. The Company shall at all times reserve and keep available out of the aggregate of its authorized but unissued shares, free of preemptive rights, (i) such number of its duly authorized shares of Preferred Stock as shall be sufficient to enable the Company to pay preferential dividends pursuant to the terms of the Series B Designation with respect to all shares of Preferred Stock issued thereunder, and (ii) such number of its duly authorized shares of Common Stock as shall be sufficient to enable the Company to issue Common Stock upon conversion of all such Preferred Stock.

         7.3 NOTICE OF ADJUSTMENTS. The Company shall give each of the Purchasers written notice of any adjustments in the conversion price of the Series B Designation contemplated by Section 3.8 within 10 Business Days of the adjustment.

         7.4 GOVERNMENTAL CONSENTS. The Company shall use all commercially reasonable efforts to obtain all of the authorizations, consents, approvals, licenses and/or exemptions necessary in connection with the Closing hereunder, including those listed on Schedule 5.4, on or prior to the Closing Date.

         7.5 CORPORATE CHANGE. Prior to the Closing Date, the Company shall:

         (a) prior to the consummation of any Corporate Change (as defined in the Series B Designation) in which the Company is the successor or purchasing corporation, make appropriate provisions (in form and substance reasonably satisfactory to the Purchasers) such that each Purchaser shall have the right to receive upon exercise of the Option, the Preferred Stock into which such Option is exercisable with such terms and rights as would otherwise have been applicable if the provisions of Section 4 and 5 of the Series B Designation had been in full force and effect with respect to such shares since the date of this Agreement; and

         (b) prior to the consummation of any Corporate Change in which the successor or purchasing corporation is an entity other than the Company, make appropriate provisions (in form and substance reasonably satisfactory to the Purchasers) to ensure that each Purchaser shall have the right to receive upon exercise of the Option, the number of shares of convertible preferred stock into which such Option is exercisable to be issued by such successor or purchasing corporation with substantially the same terms and rights as the Preferred Stock as otherwise would have been applicable if the provisions of Section 4 and 5 of the Series B Designation had been in full force and effect with respect to such shares since the date of this Agreement.

         7.6 BEST EFFORTS. The Company will, and will cause each of its Affiliates to, use its best efforts to cause the conditions set forth in Article III to be satisfied on or prior to the Closing.

         7.7 ADJUSTMENTS IN CERTIFICATE OF DESIGNATION. The parties hereto agree that upon the exercise of the Option, the terms of the Series B Designation attached as Exhibit A hereto (including without limitation, the rate in clause
(i) of the definition of "Applicable Rate" and the number of "Dividend Payment Dates" on which the Corporation is required to pay preferential dividends through the issuance of additional shares of Preferred Stock) shall be adjusted such that as of the twelfth dividend payment date under the Series A Designation, the holders of each share of the Preferred Stock will have received as preferential dividends thereon 0.19562 additional shares of Preferred Stock. Such adjustments must be on terms reasonably satisfactory to each of the parties hereto. The Series B Designation (as so adjusted) shall thereafter be referred to herein as the "Series B Designation" and shall be filed with the Secretary of State of Delaware in accordance with Section 3.8 hereof.

                                  ARTICLE VIII

                          INDEMNIFICATION; TERMINATION

         8.1 INDEMNIFICATION. Effective upon the Closing, the Company agrees to indemnify and hold harmless the Purchasers and their Affiliates and their officers, directors, agents, employees, subsidiaries, partners and controlling Persons (each, a "Company Indemnified Party") to the fullest extent permitted by law, from and against any and all losses, demands, actions, costs, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel) or other liabilities (collectively, "Company Liabilities") incurred or suffered by such Company Indemnified Party resulting from or arising out of (i) any misrepresentation or breach of any representation or warranty of the Company in this Agreement, or any certificate or instrument delivered pursuant hereto,
(ii) any breach of any covenant or obligation of the Company in this Agreement, or (iii) any investigation or proceeding against the Company or any Company Indemnified Party that arises out of or in connection with this Agreement, whether or not the transactions contemplated by this Agreement are consummated, which investigation or proceeding requires the participation of, or is commenced or filed against, any Company Indemnified Party because of this Agreement or the transactions contemplated hereby; provided that (x) the Company shall not be liable under Section 8.1(iii) to a Company Indemnified Party for any liabilities resulting primarily from any actions that involved the gross negligence or willful misconduct or any Company Indemnified Party or the breach by any Company Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained herein.

         8.2 NOTIFICATION. The Company Indemnified Party, under Section 8.1(iii) will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Company Indemnified Party in respect of which indemnity may be sought from the Company under Section 8.1(iii), notify the Company in writing of the commencement thereof. The omission of any Company Indemnified Party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such Company Indemnified Party under Section 8.1(iii) unless, and only to the extent that, such omission results in the Company's forfeiture of substantive rights or defenses or the Company is otherwise irrevocably prejudiced in defending such proceeding. In case any such action, claim or other proceeding shall be brought against any Company Indemnified Party and it shall notify the Company of the commencement thereof, the Company shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to the Company Indemnified Party; provided, that any Company Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which both the Company, on the one hand, and a Company Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Company Indemnified Party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action, claim or proceeding if, (a) the Company has failed to assume the defense and employ counsel as provided herein, (b) the Company has agreed in writing to pay such fees and expenses of separate counsel or (c) in the reasonable opinion of counsel to such Company Indemnified Party, a conflict or likely conflict exists between the Company, on the one hand, and such Company Indemnified Party, on the other hand, that would make such separate representation advisable, provided, however, that the Company shall not in any event be required to pay the fees and expenses of more than one separate counsel (and if deemed necessary by such separate counsel, appropriate local counsel who shall report to such separate counsel). The Company agrees that it will not, without the prior written consent of a Company Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if such Company Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of such Company Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The Company shall not be liable for any settlement of any claim, action or proceeding effected against a Company Indemnified Party without the prior written consent of the Company.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 CLAIMS AND SUITS UNDER SECTION 8.1. No claim may be made or suit instituted under Section 8.1 with respect to any breach of a representation or warranty (except if it relates to Sections 5.1, 5.2, 5.3, 5.10 or if it relates to fraud) after the date that is eighteen (18) months after the Closing Date, unless the Company Indemnified Party has given the indemnifying party written notice of such claim or suit (describing with reasonable specificity the amount of and basis for such claim or suit) on or prior to such date.

         9.2 NOTICES. All notices, claims, demands and other communications ("Notices") provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, recognized overnight courier service or personal delivery:

         (a)      if to the Company:

                           US LEC Corp.
                           Transamerica Square
                           401 N. Tryon Street, Suite 1000
                           Charlotte, North Carolina 28202
                           Attention:  General Counsel
                           Telecopier:  (704) 319-3098

                  with a required copy to:

                           Moore & Van Allen, PLLC
                           100 North Tryon Street, Floor 47
                           Charlotte, North Carolina 28202-4003
                           Attention:  Barney Stewart III
                           Telecopier:  (704) 331-1151

         (b)      if to the Purchasers or the Investor Agents:

                           Bain Capital, Inc.
                           Two Copley Place
                           Boston, Massachusetts 02116
                           Attention:  Ian K. Loring
                           Telecopier:  (617) 572-3274

                           and to:

                           Thomas H. Lee Partners, L.P.
                           75 State Street, 26th Floor
                           Boston, Massachusetts 02109
                           Attention:  Anthony J. DiNovi
                           Telecopier (617) 227-3514

                  with a required copy to:

                           Ropes & Gray
                           One International Plaza
                           Boston, Massachusetts 02110-2624
                           Attention:  Philip J. Smith
                           Telecopier:  (617) 951-7050

         All Notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged by the individual to whom the telecopy is sent, if telecopied.

         9.3 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and except as otherwise set forth in the Transaction Documents (including, without limitation, the Corporate Governance Agreement), the Purchasers may assign any of their rights under this Agreement, to any Person who is a Permitted Transferee. The Company may not assign any of its rights under this Agreement without the prior written consent of the Purchasers. Except as provided in Article 9, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

         9.4 DETERMINATIONS, REQUESTS OR CONSENTS. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure of the Company from the terms of any provision of this Agreement, shall be effective (a) only if it is made or given in writing and signed by the Company and the Required Holders (as defined below) in accordance with this Section 9.4, and (b) only in the specific instance and for the specific purpose for which made or given. All determinations, requests, consents, waivers or amendments to be made by the Purchasers in their opinion or judgment or with their approval or otherwise pursuant to this Agreement shall be made at any time prior to the Closing by the holders of at least 51% of the Series A Convertible Preferred Stock then outstanding, and following the Closing by the holders of at least 51% of the Purchaser Preferred Stock then outstanding (the "Required Holders").

         9.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         9.6 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         9.7 GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law of such state.

         9.8 SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         9.9 RULES OF CONSTRUCTION. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         9.10 ENTIRE AGREEMENT. This Agreement, together with the exhibits hereto and the other Transaction Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto, and the other Transaction Documents supersede all prior contemporaneous agreements and understandings between the parties with respect to such subject matter.

         9.11 FURTHER ASSURANCES. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.


                           [Signature Pages To Follow]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                  US LEC CORP.


                                    By: /s/ Michael K. Robinson
                                         Name:  Michael K. Robinson
                                                -----------------------------
                                         Title: Executive Vice President and
                                                  Chief Financial Officer


                                    BAIN CAPITAL CLEC INVESTORS, L.L.C.


                                    By:      Bain Capital Fund VI, L.P.,
                                             its Administrative Member
                                    By:      Bain Capital Partners VI, L.P.,
                                             its General Partner
                                    By:      Bain Capital Investors VI, Inc.,
                                             its general partner


                                    By: /s/ Michael A. Krupka
                                        -----------------------------
                                         Name:  Michael A. Krupka
                                         Title: Managing Director


                                    THOMAS H. LEE EQUITY FUND IV, L.P.

                                    By:      THL Equity Advisors IV, LLC,
                                             -----------------------------
                                             its general partner


                                    By: /s/ Anthony J. DiNovi
                                        -----------------------------
                                         Name:  Anthony J. DiNovi
                                         Title: Managing Director


                                    THOMAS H. LEE FOREIGN FUND IV-B, L.P.

                                    By:      THL Equity Advisors IV, LLC,
                                             its general partner


                                    By: /s/ Anthony J. DiNovi
                                        -----------------------------
                                         Name:  Anthony J. DiNovi
                                         Title: Managing Director

                                    THOMAS H. LEE FOREIGN FUND IV, L.P.

                                    By:      THL Equity Advisors IV, LLC,
                                             its general partner


                                    By: /s/ Scott M. Sperling
                                        -----------------------------
                                         Name:  Scott M. Sperling
                                         Title: Managing Director


                                    PUTNAM INVESTMENTS, INC.


                                    By: /s/ William H. Woolverton
                                        -----------------------------
                                         Name:  William H. Woolverton
                                         Title: Managing Director


                                    1997 THOMAS H. LEE NOMINEE TRUST


                                    By: /s/ Gerald Wheeler
                                        -----------------------------
                                        Trustee


                                    THOMAS H. LEE CHARITABLE INVESTMENT L.P.


                                    By: /s/ Thomas H. Lee
                                        -----------------------------
                                         Name:  Thomas H. Lee
                                         Title: President

                                    /s/ David V. Harkins
                                    -----------------------------
                                    DAVID V. HARKINS


                                    THE HARKINS 1995 GIFT TRUST


                                    By: /s/ Sheryll J. Harkins
                                        -----------------------------
                                         Trustee


                                    /s/ Scott A. Schoen
                                    -----------------------------
                                    SCOTT A. SCHOEN


                                    /s/ C. Hunter Boll
                                    -----------------------------
                                    C. HUNTER BOLL


                                    /s/ Scott M. Sperling
                                    -----------------------------
                                    SCOTT M. SPERLING


                                    /s/ Anthony J. DiNovi
                                    -----------------------------
                                    ANTHONY J. DINOVI


                                    /s/ Thomas M. Hagerty
                                    -----------------------------
                                    THOMAS M. HAGERTY


                                    /s/ Warren C. Smith, Jr.
                                    -----------------------------
                                    WARREN C. SMITH, JR.


                                    /s/ Seth W. Lawry
                                    -----------------------------
                                    SETH W. LAWRY


                                    /s/ Kent R. Weldon
                                    -----------------------------
                                    KENT R. WELDON

                                    /s/ Terrence M. Mullen
                                    -----------------------------
                                    TERRENCE M. MULLEN


                                    /s/ Todd M. Abbrecht
                                    -----------------------------
                                    TODD M. ABBRECHT


                                    /s/ Charles A. Brizius
                                    -----------------------------
                                    CHARLES A. BRIZIUS


                                    /s/ Scott Jaeckel
                                    -----------------------------
                                    SCOTT JAECKEL


                                    /s/ Soren Oberg
                                    -----------------------------
                                    SOREN OBERG


                                    /s/ Thomas R. Shepherd
                                    -----------------------------
                                    THOMAS R. SHEPHERD


                                    /s/ Wendy L. Masler
                                    -----------------------------
                                    WENDY L. MASLER


                                    /s/ Andrew D. Flaster
                                    -----------------------------
                                    ANDREW D. FLASTER


                                    ROBERT SCHIFF LEE 1988 IRREVOCABLE TRUST


                                    By: /s/ Charles W. Robins
                                        -----------------------------
                                         Trustee


                                    /s/ Stephen Zachary Lee
                                    -----------------------------
                                    STEPHEN ZACHARY LEE

                                    /s/ Charles W. Robins
                                    -----------------------------
                                    CHARLES W. ROBINS AS CUSTODIAN FOR
                                    JESSE LEE


                                    /s/ Charles W. Robins
                                    -----------------------------
                                    CHARLES W. ROBINS AS CUSTODIAN FOR
                                    NATHAN LEE


                                    /s/ Charles W. Robins
                                    -----------------------------
                                    CHARLES W. ROBINS


                                    /s/ James Westra
                                    -----------------------------
                                    JAMES WESTRA


                                    THL-CCI INVESTORS LIMITED
                                    PARTNERSHIP

                                    By:      THL Investment Management Corp.,
                                             its general partner


                                    By:
                                         -----------------------------
                                         Name:
                                         Title:


                                    /s/ Adam A. Abramson
                                    -----------------------------
                                    ADAM A. ABRAMSON


                                    /s/ Joanne M. Ramos
                                    -----------------------------
                                    JOANNE M. RAMOS

                                    /s/ P. Holden Spaht
                                    -----------------------------
                                    P. HOLDEN SPAHT


                                    /s/ Nancy M. Graham
                                    -----------------------------
                                    NANCY M. GRAHAM


                                    /s/ Gregory A. Ciongoli
                                    -----------------------------
                                    GREGORY A. CIONGOLI

                                    /s/ Wm. Matthew Kelly
                                    -----------------------------
                                    WM. MATTHEW KELLY


                                    /s/ Kevin F. Sullivan
                                    -----------------------------
                                    KEVIN F. SULLIVAN


                                    /s/ Diane M. Barriere
                                    -----------------------------
                                    DIANE M. BARRIERE


                                    /s/ Kim H. Oakley
                                    -----------------------------
                                    KIM H. OAKLEY